SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 29, 2004

Encore Capital Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26489	48-1090909
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

8875 Aero Drive
San Diego, California 92123
(Address of Principal Executive Offices) (Zip Code)

(877) 445-4581
(Registrant’s Telephone Number, Including Area Code)

Item 1.01         Entry into a Material Definitive Agreement

        On November 29, 2004, the Company entered into an amendment to the Credit Agreement dated as of December 20, 2000 between its subsidiary, MRC Receivables Corporation, and CFSC Capital Corp. VIII, to decrease the borrowing cost on loans to finance certain portfolio purchases made between October 15, 2004 and December 31, 2004. The Credit Agreement expires on December 31, 2004. A copy of the amendment to the Credit Agreement is being filed as an exhibit hereto.

Item 9.01         Financial Statements and Exhibits

(c) Exhibits

10.1	Third Amendment dated as of November 29, 2004 to Credit Agreement dated as of December 20, 2000 between MRC Receivables Corporation and CFSC Capital Corp.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: December 3, 2004	By /s/ Barry R. Barkley —————————————— Barry R. Barkley Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

10.1	Third Amendment dated as of November 29, 2004 to Credit Agreement dated as of December 20, 2000 between MRC Receivables Corporation and CFSC Capital Corp.

4